Exhibit (k)(2)

Execution Version

ADMINISTRATION AND FUND ACCOUNTING SERVICES AGREEMENT

Between

Each BlackRock Management Investment Company Listed in Schedule A

And

State Street Bank and Trust Company

Dated as of December 31, 2018

TABLE OF CONTENTS

(continued)

SCHEDULE A	LISTING OF FUNDS AND PORTFOLIOS
SCHEDULE B	LIST OF SERVICES
SCHEDULE B1	FUND ADMINISTRATION TREASURY SERVICES
SCHEDULE B2	FUND ADMINISTRATION TAX SERVICES
SCHEDULE B5	FUND ADMINISTRATION MONEY MARKET FUND SERVICES
SCHEDULE B6	FUND ADMINISTRATION FORM N-PORT AND FORM N-CEN SUPPORT SERVICES
SCHEDULE B7	FUND ACCOUNTING SERVICES

ADMINISTRATION AND FUND ACCOUNTING SERVICES AGREEMENT

This Administration and Fund Accounting Services Agreement (“Agreement”) dated and effective as of December 31, 2018, is by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”), and each management investment company identified on Schedule A hereto, together with each management investment company which becomes a party to this Agreement in accordance with the terms hereof (each a “Fund” and collectively, the “Funds”).

WHEREAS, each Fund is, unless otherwise noted, an open-end or closed-end, management investment company, and may be currently comprised of different series (each, a “Portfolio” and collectively, the “Portfolios”), and is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement (“Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and in most instances, the Securities Act of 1933, as amended (“1933 Act”); and

WHEREAS, each Fund desires to retain the Administrator to furnish certain administrative services to the Funds, and the Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	APPOINTMENT OF ADMINISTRATOR

Each Fund hereby appoints the Administrator to act as administrator to such Fund for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

Certain Funds currently consist of the Portfolios as listed in Schedule A to this Agreement. In the event that a Fund establishes one or more additional Portfolio(s) with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Fund shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Portfolio(s) shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Portfolio in writing by the Fund and the Administrator at the time of the addition of such Portfolio.

2.	DELIVERY OF DOCUMENTS

Each Fund has or will promptly deliver, or make available electronically, to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

a.	The Fund’s Charter Documents (“Governing Documents”);

b.

The Fund’s currently effective Registration Statement under the 1933 Act (if applicable) and the 1940 Act and each Prospectus and Statement of Additional Information (“SAI”) relating to the Portfolio(s) and all amendments and supplements thereto as in effect from time to time;

c.

Copies of the resolutions of the Board of Directors/Trustees of each Fund (the “Board”) certified by such Fund’s Secretary authorizing (1) the Fund to enter into this Agreement and (2) certain individuals on behalf of the Fund to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

d.	A copy of the investment advisory agreement between each Fund, on behalf of itself or each Portfolio, and its investment adviser; and

e.	Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.	REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

The Administrator represents and warrants to the Funds that:

a.	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

b.	It has the requisite power and authority to carry on its business in The Commonwealth of Massachusetts;

c.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

d.

No legal or administrative proceedings have been instituted or threatened which would have a material effect on the Administrator’s ability to perform its duties and obligations under this Agreement; and

e.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.	REPRESENTATIONS AND WARRANTIES OF THE FUNDS

Each Fund represents and warrants to the Administrator that:

a.	It is a corporation, business trust or statutory trust, as the case may be, duly organized, existing and in good standing under the laws of its state of formation;

b.	It has the requisite power and authority under applicable laws and by its Governing Documents to enter into and perform this Agreement;

c.	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

d.

A Registration Statement has been filed and, with respect to Funds that are open- end management investment companies, will be effective and remain effective during the term of this Agreement. Each Fund also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made;

e.	No legal or administrative proceedings have been instituted or threatened which would have a material effect on a Fund’s ability to perform its duties and obligations under this Agreement;

f.	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Funds or any law or regulation applicable to it; and

g.

Where information provided by the Funds or the Funds’ shareholders includes information about an identifiable individual (“Personal Information”), each Fund represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Administrator, and as required for the Administrator to use and disclose such Personal Information in connection with the performance of the services hereunder. Each Fund acknowledges that the Administrator may perform any of the services, and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Funds, including the United States, solely in connection with the performance of the services set out in this Agreement and that information relating to the Funds, including Personal Information may be accessed by national security authorities, law enforcement and courts. The Administrator shall be kept indemnified by and be without liability to the Funds for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.

5.	ADMINISTRATION SERVICES

The Administrator shall provide the services as listed on Schedule B, subject to the authorization and direction of the Funds and, in each case where appropriate, the review and comment by the Funds’ independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Funds and the Administrator.

The Administrator shall perform such other services for the Funds that are mutually agreed to in writing by the parties from time to time, for which the Funds will pay such fees as may be mutually agreed upon in writing, including the Administrator’s reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement, unless otherwise modified in writing.

The Administrator shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

6.	COMPENSATION OF ADMINISTRATOR; EXPENSE REIMBURSEMENT; FUND EXPENSES

The Administrator shall be entitled to reasonable compensation for its services and expenses, as agreed upon from time to time in writing between the Funds on behalf of each applicable Portfolio and the Administrator.

The Funds agree to promptly reimburse, or cause to be reimbursed, the Administrator for any equipment and supplies specially ordered by or for the Funds through the Administrator and for any other reasonable expenses not contemplated by this Agreement that the Administrator may incur on the Funds’ behalf at the Funds’ request or with the Funds’ consent.

Each Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. For the avoidance of doubt, Fund expenses not assumed by the Administrator include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the Registration Statement, Form N-CSR, Form N-Q or Form N-PORT (as applicable), Form N-PX, Form N-MFP, Form N-SAR or Form N-CEN (as applicable), proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Administrator under this Agreement, as applicable); cost of any services contracted for by the Funds directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Funds; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL-tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Funds; costs of Preparation, printing, distribution and mailing, as applicable, of the Funds’ Registration Statements and any amendments and supplements thereto; printing, distribution and mailing of shareholder reports; cost of Preparation and filing of the Funds’ tax returns, Form N-1A, Form N-2, Form N-CSR, Form N-Q or Form N-PORT (as applicable), Form N-PX, Form N-MFP and Form N-SAR or Form N-CEN (as applicable), and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Portfolio(s)’ net asset value.

7.	INSTRUCTIONS AND ADVICE

At any time, the Administrator may apply to any officer of the Funds or his or her designee for instructions or the independent accountants for the Funds, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall be entitled to rely on and may act upon reasonable advice of reputable counsel (who may be counsel for the Funds) on all matters, and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice; provided, however, that with respect to the reliance of such reasonable advice and performance of any action or omission of any action upon such advice, the Administrator shall be required to conform to the standard of care set forth in Section 8. The Administrator and the applicable Funds shall mutually agree as to which entity will bear the cost of such advice of counsel.

Subject to the standard of care set forth in Section 8, the Administrator shall not be liable, and shall be indemnified by the Funds, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund(s). The Administrator shall provide written confirmation of receipt of such notice promptly after receipt.

Pursuant to other agreements (the “Other State Street Agreements”) now or at any time in effect between a Fund (or its investment manager or investment advisor, on its behalf) and the Administrator or its affiliates (“Affiliates”) in any capacity other than as the Administrator hereunder (in such other capacities, the “Bank”), the Bank may be in possession of certain information and data relating to a Fund and/or a Portfolio that is necessary to provide the Services, including the Services described in Schedule B6. The Funds hereby acknowledge and agree that this Section 7 of the Agreement serves as its consent and instruction for itself and on behalf of each Fund/Portfolio under and pursuant to such Other State Street Agreements for the Bank to provide or otherwise make available (including via platforms such as my.statestreet.com) to the Administrator, Funds and Portfolios information such as net asset values and information relating to the net assets of the Funds/Portfolios, holdings and liquidity reports, market value and other information and data related to the Funds/Portfolios that is necessary to provide the Services and subject to Section 9 hereof.

8.	STANDARD OF CARE; LIMITATION OF LIABILITY AND INDEMNIFICATION

In carrying out the provisions of this Agreement, the Administrator shall act (i) with reasonable care and diligence and in good faith, (ii) without negligence, fraud, willful misconduct, willful omission or bad faith, and at least at the same standard of care as the Administrator provides for itself and its Affiliates with respect to similar services, and (iii) with the level of skill and care which would be expected from a reasonably skilled and experienced professional provider of services similar to the services provided under this Agreement. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless and to the extent that the Administrator fails to exercise such standard of care. The Administrator shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided under Section 14, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Funds insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Funds by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Funds. The Administrator shall not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages. Except as may otherwise be agreed to by the parties, the Administrator’s cumulative liability for each calendar year (a “Liability Period”) with respect to the Funds under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Funds including, but not limited to, any liability relating to qualification of the Funds as a regulated investment company or any liability relating to the Funds’ compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator’s liability for that period have occurred.

Neither party shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

Each Fund severally and not jointly shall indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator’s acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Funds or upon reasonable reliance on information or records given or made by the Funds or its investment adviser, provided that this indemnification shall not apply to actions or omissions of the Administrator, its agents, delegates, officers or employees in cases of its or their own negligence, fraud, willful misconduct, willful omission or bad faith.

The limitation of liability and indemnification contained herein shall survive the termination of this Agreement.

9.	CONFIDENTIALITY

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 10 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents, delegates or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, or (c) where the party seeking to disclose has received the prior written consent of the party providing the information. Notwithstanding the foregoing, the Receiving Party shall be permitted to disclose any confidential information provided under this Agreement by the Disclosing Party (i) to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process or (ii) as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Administrator or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), provided that the Receiving Party take reasonable steps to otherwise maintain the confidential nature of such information.

10.	USE OF DATA

(a)         In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Administrator (which term for purposes of this Section 10 includes each of its Affiliates) may collect and store information regarding the Funds or Portfolios (“Fund Information”) and share such Fund Information with its Affiliates, agents, delegates and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Funds and the Administrator or any of its Affiliates and (ii) to carry out the internal management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance.

(b)        Except as expressly contemplated by this Agreement, nothing in this Section 10 shall limit the confidentiality and data-protection obligations of the Administrator and its Affiliates under this Agreement and applicable law. The Administrator shall cause any Affiliate, agent, delegate or service provider to which it has disclosed Data pursuant to this Section 10 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

11.	COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

Each Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Funds shall at all times remain the property of the Funds, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request except as otherwise provided in Section 13. The Administrator further agrees that all records that it maintains for the Funds pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Administrator. In the event that the Administrator is requested or authorized by the Funds, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Funds by state or federal regulatory agencies, to produce the records of the Funds or the Administrator’s personnel as witnesses or deponents, the Funds agrees to pay the Administrator for the Administrator’s reasonable time and expenses, as well as the reasonable fees and expenses of the Administrator’s counsel incurred in such production. The Administrator shall, to the extent permitted by law, provide notice to the applicable Fund promptly after receipt of any request for records by an entity other than such Fund. Upon request, the Administrator shall provide the applicable Fund with an update on the fees and expenses incurred in responding to any such requests for records.

12.	SERVICES NOT EXCLUSIVE

The services of the Administrator are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Funds from time to time, have no authority to act or represent the Funds in any way or otherwise be deemed an agent of the Funds.

13.	EFFECTIVE PERIOD AND TERMINATION

(a)

Term. This Agreement shall remain in full force and effect for an initial term ending one (1) year from the effective date (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms. Following the Initial Term, this Agreement may be terminated by any Fund or

Portfolio upon no less than ninety (90) days’ prior written notice to the Administrator, or by the Administrator upon no less than 180 days’ prior written notice to the applicable Fund or Portfolio.

(b)

Termination. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure or failed to establish a remedial plan to cure that is reasonably acceptable, in each case within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

(c)

Payments Owing to the Administrator. Upon termination of this Agreement pursuant to Section 13(a) or 13(b) with respect to the Funds or any Portfolio, the Funds or applicable Portfolio shall pay Administrator its compensation due as of the date of such termination and shall reimburse Administrator for its costs, expenses and disbursements. In the event of: (i) the Funds’ termination of this Agreement with respect to the Funds or their Portfolio(s) in any manner other than as set forth in Section 13(a) and 13(b) or (ii) a transaction not in the ordinary course of business pursuant to which the Administrator is not retained to continue providing services hereunder to the Funds or a Portfolio (or its respective successor), the Fund or applicable Portfolio shall pay the Administrator any compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Administrator with respect to the Fund or Portfolio) and shall reimburse the Administrator for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Administrator will deliver the Funds’ or such Portfolio’s records as set forth herein.

(d)

Exclusions. For the avoidance of doubt, no full term payment will be required pursuant to clause (ii) of Section 13(c) in the event of any transaction such as (i) the liquidation or dissolution of the Funds or a Portfolio and distribution of the Funds’ or such Portfolio’s assets as a result of the Board’s determination in its reasonable business judgment that the Funds or such Portfolio is no longer viable or that the liquidation is in the best interest of the Funds or such Portfolio, (ii) a merger of the Funds or a Portfolio into, or the consolidation of the Funds or a Portfolio with, another entity, or (iii) the sale by the Funds or a Portfolio of all, or substantially all, of the Funds’ or Portfolio’s assets to another entity, in each of (ii) and (iii) where the applicable Funds provide ninety (90) days’ prior written notice in advance of the closing date of any such transactions.

(e)

Effect of Termination. Termination of this Agreement with respect to any one particular Portfolio shall in no way affect the rights and duties under this Agreement with respect to the Funds or any other Portfolio.

14.	DELEGATION

The Administrator shall retain the right to employ its Affiliates to provide or assist it in the provision of any part of the services stated herein or the discharge of any other obligations or duties under this Agreement without the consent or approval of any Fund. The Administrator may employ other agents, subcontractors, consultants and other third parties (each a “Delegate”) to provide the services stated herein to the Funds upon the prior written consent of the Funds. The Administrator shall be responsible for the acts and omissions of any such Delegate or Affiliate so employed as if the Administrator had committed such acts and omissions itself. The Administrator shall be responsible for the compensation of its Delegates and Affiliates. Notwithstanding the foregoing, in no event shall the term Delegate include consultants, authorized data sources, suppliers of Administrator’s third party technology, providers of market infrastructure, and other non-affiliated entities that provide similar assistance to the Administrator in the performance of its duties under this Agreement, and the Administrator shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement.

15.	INTERPRETIVE AND ADDITIONAL PROVISIONS

In connection with the operation of this Agreement, the Administrator and the Funds on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Funds’ Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of the Agreement.

16.	NOTICES

Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

If to the Funds:

C/O BLACKROCK ADVISORS, LLC

100 Bellevue Parkway

Wilmington, DE 19809-3700

Attention: Neal Andrews

Telephone: 302-797-6179

If to the Administrator:

100 Summer Street

Boston, MA 02110

Attention: Anthony Ostler

Telephone: 617-664-9797

with a copy to:

STATE STREET BANK AND TRUST COMPANY

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA 02111

Attention: Senior Vice President and Senior Managing Counsel

17.	AMENDMENT

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

18.	ASSIGNMENT

This Agreement may not be assigned by (a) the Funds without the written consent of the Administrator or (b) the Administrator without the written consent of the Funds. Notwithstanding the foregoing, the Administrator may assign this Agreement to a successor of all or a substantial portion of its business or to an Affiliate of the Administrator upon ninety (90) days’ written notice to the Fund.

19.	SUCCESSORS

This Agreement shall be binding on and shall inure to the benefit of the Funds and the Administrator and their respective successors and permitted assigns.

20.	DATA PROTECTION

The Administrator shall implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of each Fund’s shareholders, employees, directors and/or officers that the Administrator receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

21.	ENTIRE AGREEMENT

This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

22.	WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise or any other right or remedy. Any waiver must be in writing signed by the waiving party.

23.	SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

24.	GOVERNING LAW

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York, without regard to its conflicts of laws rules.

25.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

26.	LIMITATION ON LIABILITY OF TRUSTEES

In relation to each Fund which is a business trust, this Agreement is executed and made by the Trustees of the Fund not individually, but as trustees under the Declarations of Trust of the Fund and the obligations of this Agreement are not binding upon any of such Trustees or upon any of the shareholders of the Fund individually, but bind only the trust estate of the Fund.

27.	COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

EACH MANAGEMENT INVESTMENT COMPANY
IDENTIFIED ON SCHEDULE A HERETO

By:
Name:	Neal J. Andrews
Title:	Chief Financial Officer

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrew Erickson
Title:	Executive Vice President

ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

SCHEDULE A

Listing of Fund(s) and Portfolio(s)

Open-End Funds
		BLK Ticker	Custody Account #
BlackRock California Municipal Series Trust
1.	BlackRock California Municipal Opportunities Fund	BR-CAMO	LCP2
BlackRock FundsSM
2.	BlackRock Advantage Emerging Markets Fund	BR_EMR-AGG	0CNC
3.	BlackRock Emerging Markets Equity Strategies Fund	BR_EMES-AG	0CRC
4.	BlackRock Global Long/Short Equity Fund	BR_GLS-AGG	0CNK
5.	BlackRock Impact U.S. Equity Fund	BR_IMPR3	89iE
6.	BlackRock Total Emerging Markets Fund	BR_EMAL-AG	0CPC
7.	iShares Developed Real Estate Index Fund	MF_DRE	0CiE
8.	iShares Edge MSCI Min Vol EAFE Index Fund	BR_MVEAFE	0CiO
9.	iShares Edge MSCI Min Vol USA Index Fund	BR_MVUSA	0CiN
10.	iShares Edge MSCI Multifactor Intl Index Fund	BR_MFINT	0CiM
11.	iShares Edge MSCI Multifactor USA Index Fund	BR_MFUSA	0CiL
12.	iShares Edge MSCI USA Momentum Factor Index Fund	BR_USAMF	0CiP
13.	iShares Edge MSCI USA Quality Factor Index Fund	BR_USAQF	0CiQ
14.	iShares Edge MSCI USA Size Factor Index Fund	BR_USASF	0CiR
15.	iShares Edge MSCI USA Value Factor Index Fund	BR_USAVF	0CiS
16.	iShares MSCI Asia ex Japan Index Fund	MF_AASXJ	0CiD
17.	iShares MSCI Developed World Index Fund	MF_URTH	0CiA
18.	iShares Municipal Bond Index Fund	BR-MNDX	0CiV
19.	iShares Russell Mid-Cap Index Fund	MF_IWR	0CiB
20.	iShares Russell Small/Mid-Cap Index Fund	MF_SMC	0CiG
21.	iShares Short-Term TIPS Bond Index Fund	BR_TIPS0	0CiH
22.	iShares Total U.S. Stock Market Index Fund	MF_IWV	0CiF
BlackRock Funds III
23.	BlackRock LifePath Dynamic Retirement Portfolio	FF_MIPRET	0BC0
24.	BlackRock LifePath Dynamic 2020 Portfolio	FF_MIP2020	0BC2
25.	BlackRock LifePath Dynamic 2025 Portfolio	FF_MIP2025	0CJA
26.	BlackRock LifePath Dynamic 2030 Portfolio	FF_MIP2030	0BC3
27.	BlackRock LifePath Dynamic 2035 Portfolio	FF_MIP2035	0CJB
28.	BlackRock LifePath Dynamic 2040 Portfolio	FF_MIP2040	0BC4
29.	BlackRock LifePath Dynamic 2045 Portfolio	FF_MIP2045	0CJD
30.	BlackRock LifePath Dynamic 2050 Portfolio	FF_MIP2050	0BC5
31.	BlackRock LifePath Dynamic 2055 Portfolio	FF_MIP2055	0CJE
32.	BlackRock LifePath Dynamic 2060 Portfolio	FF_MIP2060	0CS1
33.	BlackRock LifePath Index Retirement Portfolio	FFIRET	0CMA
34.	BlackRock LifePath Index 2020 Portfolio	FFI2020	0CMB
35.	BlackRock LifePath Index 2025 Portfolio	FFI2025	0CMD
36.	BlackRock LifePath Index 2030 Portfolio	FFI2030	0CME
37.	BlackRock LifePath Index 2035 Portfolio	FFI2035	0CMF
38.	BlackRock LifePath Index 2040 Portfolio	FFI2040	0CMG

1

39.	BlackRock LifePath Index 2045 Portfolio	FFI2045	0CMH
40.	BlackRock LifePath Index 2050 Portfolio	FFI2050	0CMi
41.	BlackRock LifePath Index 2055 Portfolio	FFI2055	0CMJ
42.	BlackRock LifePath Index 2060 Portfolio	FFI2060	0CMY
43.	iShares Russell 1000 Large-Cap Index Fund	FFMFR1IN	0CMN
44.	iShares S&P 500 Index Fund	FF-WFSPX	0BC7
45.	iShares MSCI Total International Index Fund	FFACXUS	0CHX
46.	iShares U.S. Aggregate Bond Index Fund	FF-WFBIX	0BC6
BlackRock Funds IV
47.	BlackRock Alternative Capital Strategies Fund	BR-ACS-AG	0CQK
48.	BlackRock Impact Bond Fund	BR-IMPBD	89iF
BlackRock Funds V
49.	BlackRock Emerging Markets Bond Fund	BR-EMDHD	89KF
50.	BlackRock Emerging Markets Local Currency Bond Fund	BR-EMDLCL	89KG
BlackRock Funds VI
51.	BlackRock CoreAlpha Bond Fund	FFMIPCORA	0CHU
BlackRock Index Funds, Inc.
52.	iShares MSCI EAFE International Index Fund	MF_INTL	LCW1
53.	iShares Russell 2000 Small-Cap Index Fund	FF_SC	89Q5
BlackRock Mid Cap Dividend Series, Inc.
54.	BlackRock Mid Cap Dividend Fund	BR_MVO_AG	LCP0
BlackRock Municipal Bond Fund, Inc.
55.	BlackRock High Yield Municipal Fund	BR-HYMUNI	LCP6
56.	BlackRock National Municipal Fund	BR-NATL	LCP8
57.	BlackRock Short-Term Municipal Fund	BR-STMUNI	LCP9
BlackRock Municipal Series Trust
58.	BlackRock Strategic Municipal Opportunities Fund	BR-SMO-AG	89KC
BlackRock Multi-State Municipal Series Trust
59.	BlackRock New Jersey Municipal Bond Fund	BR-NJMUNI	8969
60.	BlackRock New York Municipal Opportunities Fund	BR-NYMO	8938
61.	BlackRock Pennsylvania Municipal Bond Fund	BR-PAMUNI	8951
FDP Series, Inc.
62.	FDP BlackRock Equity Dividend Fund	FDP_VKMP	LCNL
63.	FDP BlackRock Capital Appreciation Fund	FDP_JAN	LCNH
64.	FDP BlackRock International Fund	FDP_MFS	LCNJ
FDP Series II, Inc.
65.	FDP BlackRock CoreAlpha Bond Fund	FDP-FT	LCNG
Managed Account Series
66.	BlackRock GA Disciplined Volatility Equity Trust	GA-LDDV-AG	LYCK
67.	BlackRock GA Enhanced Equity Fund	GA-LDEE-AG	LCYC
Master Investment Portfolio
68.	Active Stock Master Portfolio	MIPCORE-AG	0BEC
69.	International Tilts Master Portfolio	INTLLP	0CR0
70.	Large Cap Index Master Portfolio	MFR1INDX	0CML
71.	LifePath Dynamic Retirement Master Portfolio	MIP2000-AG	0BQC
72.	LifePath Dynamic 2020 Master Portfolio	MIP2020-AG	0BRC
73.	LifePath Dynamic 2025 Master Portfolio	MIP2025-AG	0CJC
74.	LifePath Dynamic 2030 Master Portfolio	MIP2030-AG	0BRK
75.	LifePath Dynamic 2035 Master Portfolio	MIP2035-AG	0CJK
76.	LifePath Dynamic 2040 Master Portfolio	MIP2040-AG	0BSC
77.	LifePath Dynamic 2045 Master Portfolio	MIP2045-AG	0CMC

2

78.	LifePath Dynamic 2050 Master Portfolio	MIP2050-AG	0BSK
79.	LifePath Dynamic 2055 Master Portfolio	MIP2055-AG	0CMK
80.	LifePath Dynamic 2060 Master Portfolio	MIP2060-AG	0CSK
81.	LifePath Index Retirement Master Portfolio	MIPIRET	0CLA
82.	LifePath Index 2020 Master Portfolio	MIPI2020	0CLB
83.	LifePath Index 2025 Master Portfolio	MIPI2025	0CLD
84.	LifePath Index 2030 Master Portfolio	MIPI2030	0CLE
85.	LifePath Index 2035 Master Portfolio	MIPI2035	0CLF
86.	LifePath Index 2040 Master Portfolio	MIPI2040	0CLG
87.	LifePath Index 2045 Master Portfolio	MIPI2045	0CLH
88.	LifePath Index 2050 Master Portfolio	MIPI2050	0CLi
89.	LifePath Index 2055 Master Portfolio	MIPI2055	0CLJ
90.	LifePath Index 2060 Master Portfolio	MIPI2060	0CLY
91.	S&P 500 Index Master Portfolio	MIPSP	0BAM
92.	Total International ex-U.S. Index Master	MFACXUS	0CHW
93.	U.S. Total Bond Index Master Portfolio	MIP_AGG	0BAL
Master Investment Portfolio II
94.	CoreAlpha Bond Master Portfolio	MIP_CORA	0BDY
Quantitative Master Series, LLC
95.	Master Small Cap Index Series	MF_SC-AGG	89QC
96.	BlackRock Advantage Global Fund, Inc.	BAT_GSC-AG	LCNS
97.	BlackRock Asian Dragon Fund, Inc.	BR_PAC	LCPF
98.	BlackRock Emerging Markets Fund, Inc.	E_DCM	LCNQ
99.	BlackRock Equity Dividend Fund	BR_EDF	8935
100. BlackRock EuroFund		E_EURO	LCNF
101. BlackRock Global Allocation Fund, Inc.		BRGAX-AGG	LCSK
102. BlackRock Latin America Fund, Inc.		BR_LAT	LCPB
103. BlackRock Long Horizon Equity Fund		BRGD-AG	LCNC
104. BlackRock Natural Resources Trust		BR_NRT	LCQ2
105. BlackRock Strategic Global Bond Fund, Inc.		BR-WI-AGG	896K

Closed-End Funds

106. BlackRock 2022 Global Opportunity Income Trust		BGIO	89KE
107. BlackRock California Municipal Income Trust		BFZ	D2H1
108. BlackRock Core Bond Trust		BHK-AGG	D2i2
109. BlackRock Corporate High Yield Fund, Inc.		HYT	8986
110. BlackRock Credit Allocation Income Trust		BTZ-PREF	D2iM
111. BlackRock Debt Strategies Fund, Inc.		DSU	LCPI
112. BlackRock Energy and Resources Trust		BGR	LCXA
113. BlackRock Enhanced Capital & Income Fund, Inc.		CII-AG	LCXB
114. BlackRock Enhanced Equity Dividend Trust		BDJ	LCXD
115. BlackRock Enhanced Global Dividend Trust		BGO	LCXE
116. BlackRock Enhanced Government Fund, Inc.		EGF	89E8
117. BlackRock Enhanced International Dividend Trust		BGY-AGG	LCXG
118. BlackRock Floating Rate Income Strategies Fund, Inc.		FRA	89D9
119. BlackRock Floating Rate Income Trust		BGT2	D2i8
120. BlackRock Florida Municipal 2020 Term Trust		BFO	D1Z8
121. BlackRock Health Sciences Trust		BME	LCXF
122. BlackRock Income Trust, Inc.		BKT	2i14
123. BlackRock Investment Quality Municipal Trust, Inc.		BKN	B158

3

124.	BlackRock Limited Duration Income Trust	BLW	D2i7
125.	BlackRock Long-Term Municipal Advantage Trust	BTA	D0Z8
126.	BlackRock Maryland Municipal Bond Trust	BZM	D0Z3
127.	BlackRock Massachusetts Tax-Exempt Trust	MHE	89L5
128.	BlackRock Multi-Sector Income Trust	BIT-AGG	89K1
129.	BlackRock Multi-Sector Opportunities Trust Series	MSO-AGG	89JC
130.	BlackRock Municipal 2020 Term Trust	BKK	D1Z9
131.	BlackRock Municipal 2030 Target Term Trust	BTT2	89R7
132.	BlackRock Municipal Bond Trust	BBK	D0Z2
133.	BlackRock Municipal Income Investment Quality Trust	BAF	D1Z5
134.	BlackRock Municipal Income Investment Trust	BBF	D2H2
135.	BlackRock Municipal Income Quality Trust	BYM	D1Z4
136.	BlackRock Municipal Income Trust	BFK	D2H5
137.	BlackRock Municipal Income Trust II	BLE	D1Z1
138.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI	89D5
139.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE	89D7
140.	BlackRock MuniAssets Fund, Inc.	MUA	LCQA
141.	BlackRock MuniEnhanced Fund, Inc.	MEN	8928
142.	BlackRock MuniHoldings California Quality Fund, Inc.	MUC	LCQB
143.	BlackRock MuniHoldings Fund, Inc.	MHD	LCQD
144.	BlackRock MuniHoldings Fund II, Inc.	MUH	LCQE
145.	BlackRock MuniHoldings Investment Quality Fund	MFL	LCQG
146.	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ	LCQH
147.	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN	LCQJ
148.	BlackRock MuniHoldings Quality Fund, Inc.	MUS	LCQF
149.	BlackRock MuniHoldings Quality Fund II, Inc.	MUE	89B4
150.	BlackRock MuniVest Fund, Inc.	MVF	LCQL
151.	BlackRock MuniVest Fund II, Inc.	MVT	LCQM
152.	BlackRock MuniYield Arizona Fund, Inc.	MZA	LCQN
153.	BlackRock MuniYield California Fund, Inc.	MYC	LCQP
154.	BlackRock MuniYield California Quality Fund, Inc.	MCA2	8958
155.	BlackRock MuniYield Fund, Inc.	MYD	LCQR
156.	BlackRock MuniYield Investment Fund	MYF	LCQU
157.	BlackRock MuniYield Investment Quality Fund	MFT	LCQS
158.	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY	LCQV
159.	BlackRock MuniYield New Jersey Fund, Inc.	MYJ	LCQX
160.	BlackRock MuniYield New York Quality Fund, Inc.	MYN	LCQZ
161.	BlackRock MuniYield Pennsylvania Quality Fund	MPA	8956
162.	BlackRock MuniYield Quality Fund, Inc.	MQY	8952
163.	BlackRock MuniYield Quality Fund II, Inc.	MQT	LCQ1
164.	BlackRock MuniYield Quality Fund III, Inc.	MYI	8932
165.	BlackRock New York Municipal Income Quality Trust	BSE	D1Z7
166.	BlackRock New York Municipal Bond Trust	BQH	D0Z1
167.	BlackRock New York Municipal Income Trust	BNY	D2H3
168.	BlackRock New York Municipal Income Trust II	BFY	D1Z2
169.	BlackRock Resources and Commodities Strategy Trust	BCX-AGG	LCXH
170.	BlackRock Science & Technology Trust	BST	LCXI
171.	BlackRock Strategic Municipal Trust	BSD	B195
172.	BlackRock Taxable Municipal Bond Trust	BBN	89J1
173.	BlackRock Utilities, Infrastructure & Power Opportunities Trust	BUI	LCXJ
174.	BlackRock Virginia Municipal Bond Trust	BHV	D0Z5

4

Money Market Funds*

BlackRock Funds III
175.	BlackRock Cash Funds: Institutional	FFCIXX	0BBO
176.	BlackRock Cash Funds: Treasury	FFCTXX	0BBL
BlackRock Financial Institutions Series Trust
177.	Summit Cash Reserves Fund	L-SCR	LCRG
SL Liquidity Series, LLC
178.	Money Market Series	L-MMS	C7G7
Funds for Institutions Series
179.	BlackRock Premier Government Institutional Fund	FF-L-PI	89M5
180.	BlackRock Select Treasury Strategies Institutional Fund	FF-L-SI	89M2
181.	BlackRock Treasury Strategies Institutional Fund	FF-L-IF	89M6
182.	FFI Government Fund	L-GF	8902
183.	FFI Treasury Fund	L-TF	8905
Master Institutional Money Market LLC
184.	Master Premier Government Institutional Portfolio	MF_L_PI	89A1
185.	Master Treasury Strategies Institutional Portfolio	MF_L_IF	8901
Master Investment Portfolio
186.	Money Market Master Portfolio	MIPMMF	0BB3
187.	Treasury Money Market Master Portfolio	TREASMM	0BB2
Retirement Series Trust
188.	Retirement Reserves Money Fund	L-RR	LCQ6
189.	Ready Assets Government Liquidity Fund	L-RAT	LCQ3
190.	Ready Assets U.S. Treasury Money Fund	BR-TSYMM	LCQ4

Cayman Subsidiaries

191.	BlackRock Cayman Emerging Markets Allocation Fund, Ltd.	BR_EMAL-KY	0CPE
192.	Cayman GA Disciplined Volatility Equity Fund, Ltd.	GA_LDDV_C	LCYK
193.	Cayman GA Enhanced Equity Fund, Ltd.	GA_LDEE_C	LCYC
194.	BlackRock Cayman Resources and Commodities Strategy Fund, Ltd.	BCX-CA	LCXH
195.	Strategic Global Bond Fund (Cayman)	BR-WI-CAY	896B

*	N-PORT Services are not performed for these Portfolios

5

ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

SCHEDULE B

LIST OF SERVICES

I.	Fund Administration Treasury Services as described in Schedule B1 attached hereto;

II.	Fund Administration Tax Services as described in Schedule B2 attached hereto;

III.	Reserved;

IV.	Reserved;

V.	Fund Administration Money Market Fund Services as described in Schedule B5 attached hereto;

VI.	Fund Administration Form N-PORT and Form N-CEN Support Services as described in Schedule B6 attached hereto; and

VII.	Fund Accounting Services as described in Schedule B7 attached hereto.

Schedule B1

Fund Administration Treasury Services

Services applicable to all Funds:

a.

Assist in preparation of reports for Fund Board materials and with any other work of a routine nature that requires information maintained or accessible through the Fund’s accounting and financial records;

b.

Prepare for the review by designated officer(s) of Fund’s financial information regarding the Funds that will be included in Fund’s semi-annual and annual shareholder reports, and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable;

c.

Coordinate the audit of the Funds’ financial statements by the Funds’ independent accountants, including the preparation of supporting audit workpapers and other schedules, and assist in resolution of audit issues;

d.

Prepare for the review by designated officer(s) of the Fund financial information required by Form N-1A (including expense fee tables, expense examples and financial highlights), Form N-2, proxy statements and such other reports, forms or filings as may be mutually agreed upon;

e.

Prepare for the review by designated officer(s) of the Fund quarterly fund expense budgets, perform accrual analyses and roll-forward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Funds’ expenses, review calculations of fees paid to the Funds’ investment adviser, custodian, fund accountant, distributor and transfer agent, and obtain authorization of accrual changes and expense payments;

f.	Prepare and disseminate vendor survey information;

g.	Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of payment;

h.	Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator;

i.	Maintain certain books and records of the Funds as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon;

j.	Perform asset diversification testing to establish qualification as a RIC at each tax quarter end and as otherwise may be necessary and follow up on issues;

B5-1

k.

Perform qualifying income testing on book basis income, unless material differences are anticipated, to establish qualification as a RIC on a quarterly basis and as otherwise may be necessary and follow up on issues;

l.

Calculate periodic dividend rates to be declared in accordance with management guidelines. The Administrator will calculate amounts available for distribution and coordinate review by management and/or auditors. The Administrator will notify fund accounting, custody and transfer agent of authorized dividend rates in accordance with Board approved policy and report dividends to Board as required; and

m.

Review the Funds’ multi-class dividend calculation procedures and calculate periodic dividend rates to be declared in accordance with management guidelines in accordance with methodology for each class to ensure consistency with Rule 18f-3 and the Funds’ private letter ruling or published ruling.

Services applicable to BlackRock Funds III, BlackRock CoreAlpha Bond Fund, Master Investment Portfolio and Master Investment Portfolio II:

n.

Provide periodic testing of the Funds with respect to compliance with the Internal Revenue Code’s mandatory qualification requirements, the requirements of the 1940 Act and limitations for the Funds contained in the Registration Statement for the Funds as may be mutually agreed upon, including quarterly compliance reporting to the designated officer(s) of the Fund as well as preparation of Board compliance materials; and

o.

Prepare and furnish total return performance information for the Funds, including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Fund management.

Service applicable to Closed-End Funds:

p.	Deliver Ratings Agency Maintenance Compliance reporting and daily Line of Credit report for applicable Funds.

2

SCHEDULE B2

Fund Administration Tax Services

I.	Fund Administration RIC Tax Services (applicable to all Funds)

a.	Provide detail reports for Qualified Dividend Income, Dividends Received Deduction and Foreign Tax Credit calculations as required;

b.	Provide reporting to support year-end tax calculations including tax-exempt income by state, income subject to alternative minimum tax;

c.	Maintain and reconcile book accounting data in partnership allocation system for all Master partnerships; and

d.	Compute contributed property adjustments for Master partnerships.

II.	Fund Administration RIC Tax Services (applicable to BlackRock Funds III, BlackRock Funds VI, Master Investment Portfolio and Master Investment Portfolio II)

a.	Prepare annual tax basis provisions for both excise and income tax purposes, including all tax adjustments and all tax financial statement disclosure;

b.

Prepare the Funds’ annual federal, state, and local income tax returns and extension requests for review and for execution and filing by the Fund’s independent accountants and execution and filing by the Fund’s treasurer, including Form 1120-RIC and Form 8613;

c.	Prepare annual primary, secondary and NRA shareholder reporting information relating to Form 1099-DIV and Form 1042;

d.

Preparation of financial information relating to Form 1099-DIV, including completion of the ICI Primary, Secondary and NRA forms, Qualified Dividend Income, Dividends Received Deduction, Alternative Minimum Tax, Foreign Tax Credit, United States Government obligations, Qualified Interest Income;

e.	Review annual minimum distribution calculations (income and capital gain) for both federal and excise tax purposes prior to their declaration;

f.	Participate in discussions of potential tax issues with the Funds and the Funds’ audit firm;

g.	Prepare capital gain estimates on a monthly or quarterly basis; and

B5-3

h.	Research tax notices and prepare response letters.

Tax services, as described in this Schedule, do not include identification of passive foreign investment companies, qualified interest income securities or Internal Revenue Code Section 1272(a)(6) tax calculations for asset backed securities.

III.	Fund Administration Partnership Tax Services (applicable to BlackRock Funds III, BlackRock Funds VI, Master Investment Portfolio and Master Investment Portfolio II)

Based on discussion with and direction by the Fund and its tax advisor regarding the tax treatment of various transactions of the Fund, the Administrator shall provide the following tax services. All schedules, statements and other reports prepared by the Administrator shall be reviewed by the Fund and agreed to by its tax advisor.

a.	Perform on an ongoing basis, tax allocations for the Fund;

b.	Calculate taxable income in preparation for the Fund’s tax allocations;

c.	Calculate M-1 adjustments (including, but not limited to, market discounts, straddles, amortization of organization costs, wash sales, constructive sales and short sales);

d.

Allocate profits and losses to each Fund investor using the aggregate methodology agreed to by the Fund and its tax advisor and provide this information to the Fund’s tax advisor for preparation of the Fund’s Form K-1s and applicable tax forms;

e.	Track each investor’s tax basis

f.	Maintain the tax basis for a Fund’s underlying investments;

g.	Participate in discussions of potential tax issues with the Fund’s tax advisor;

h.	All schedules, statements and other reports prepared by the Administrator shall be reviewed by the Fund and agreed to by its tax advisor; and

i.	Research tax notices and prepare response letters.

Tax services, as described in this Schedule, do not include (i) identification of passive foreign investment companies, qualified interest income securities or Internal Revenue Code Section 1272(a)(6) tax calculations for asset backed securities; (ii) identification and notification of any transaction which is determined to lack economic substance under IRC

Section 7701(o) or fails to satisfy any other similar law or rule; and (iii) notification of FBAR filing, if applicable.

4

SCHEDULE B5

Fund Administration Money Market Fund Services

Services applicable to all Funds:

a.	Prepare for posting on the Portfolio’s website daily each money market fund’s market-based NAVs;

b.	Prepare for posting on the Portfolio’s website each money market fund’s daily liquid assets and weekly liquid assets;

c.	Prepare for posting on the Portfolios’ website each money market fund’s inflows/outflows;

d.	Prepare for posting on the Portfolio’s website each money market funds’ monthly schedule of portfolio investments; and

e.	Prepare and coordinate each money market fund’s monthly filing of Form N-MFP.

Service applicable to BlackRock Funds III and Master Investment Portfolio:

f.

Provide periodic testing of the Portfolio with respect to compliance with certain Rule 2a-7 diversification requirements, including aggregation of affiliates testing, the 10% or 15% basket test and asset backed securities testing.

B5-5

Schedule B6

Fund Administration Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Form N-PORT and Form N-CEN Support Services”) and Quarterly Portfolio of Investments Services (collectively, with the Form N-PORT and Form N-CEN Support Services, and for purposes of this Schedule B6, the “Services”)

I.	The Services.

(a)	Standard N-PORT and N-CEN Reporting Solution (Data and Filing):

•

Subject to the receipt of all required data, documentation, assumptions, information and assistance from the Funds (including from any third parties with which the Funds will need to coordinate in order to produce such data, documentation, and information), State Street will use required data, documentation, assumptions, information and assistance from the Funds, State Street’s internal systems and, in the case of Funds not administered by State Street or its Affiliates, third party Fund administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”), to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT standard template for review and approval by the Funds and (ii) annual updates of Form N-CEN for review and approval by the Funds.

•	Each Fund acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.

•

Following review and final approval by the Funds of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of each Fund, State Street will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and maintain a record thereof in accordance with this Agreement and (ii) when required, electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to each Fund and each series of the Funds as set forth in the attached Annex 1, which shall be executed by State Street and the Funds. The Form N-CEN Services will be provided to each Fund as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of the Funds and by virtue of an updated Annex 1 that is signed by both parties.

(b)	Quarterly Portfolio of Investments Services:

•

Subject to the receipt of all Required Data, and as a component of the Form N-PORT and Form N-CEN Support Services, State Street will use such Required Data from the Funds, State Street’s internal systems and other data providers to prepare a draft portfolio of investments (the “Portfolio of Investments”), compliant with GAAP, as of each Fund’s first and third fiscal quarter-ends.

6

•

Following review and final approval by each Fund of each such draft Portfolio of Investments, and at the direction of and on behalf of each Fund, State Street will attach each Portfolio of Investments to the first and third fiscal quarter-end N-PORT filing that is submitted electronically to the SEC.

(c)	Liquidity Risk Measurement Services:

•	Not Applicable.

II.	Fund Duties, Representations and Covenants in Connection with the Services.

The provision of the Services to each Fund by State Street is subject to the following terms and conditions:

1.	The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning the Funds or their affiliates or any trust, pooled vehicle, security or other investment or portfolio regarding which the Funds or any of their affiliates provide services or is otherwise associated (“Fund Entities”) that is generated or aggregated by State Street or its Affiliates in connection with services performed on the Funds’ behalf or otherwise prepared by State Street (“State Street-Located Data,” together with Required Data and data provided by third party sources such as, but not limited to, market or index data (“Third Party Data”),, “Services-Related Data”). State Street’s obligations, responsibilities and liabilities with respect to any State Street-Located Data used in connection with other services received by the Funds shall be as provided in such respective other agreements between State Street or its Affiliates and the Funds relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street-Located Data is derived or sourced (the “Other Fund Agreements”). Nothing in this Agreement or any other service schedule(s) shall limit or modify State Street’s or its Affiliates’ obligations to the Funds under the Other Fund Agreements.

In connection with the provision of the Services by State Street, each of the Funds acknowledges and agrees that it will be responsible for providing State Street with any information requested by State Street, including, but not limited to, the following:

(A) Arranging for the regular provision of all Services-Related Data and related information to State Street, in formats compatible with State Street-provided data templates including, without limitation, the information and assumptions required by State Street in connection with a Fund reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by State Street, in its discretion (collectively, the “Onboarding Checklist”) and such other forms and templates as may be used by State Street for such purposes from time to time, for all Funds receiving services under this Agreement, including but not limited to those to be reported

B5-7

on Form N-PORT and Form N-CEN (as determined by the Funds), including, without limitation, arranging for the provision of data from the Funds, its affiliates, third party administrators, prime brokers, custodians, and other relevant parties. If and to the extent that Service-Related Data is already accessible to State Street (or any of its Affiliates) in its capacity as administrator to one or more Funds, State Street and the Funds will agree on the scope of the information to be extracted from State Street or any of its Affiliate’s systems for purposes of State Street’s provision of the Services subject to the discretion of State Street, and State Street is either hereby, or pursuant to a proper instruction or other direction letter provided by the Funds to State Street will thereby be, expressly authorized to use any such information as necessary in connection with providing the Services hereunder; and

(B) Providing all required information and assumptions not otherwise included in Fund data and assumptions provided pursuant to Section 1(A) above, including but not limited to the Services-Related Data, as may be required in order for State Street to provide the Services.

The following are examples of certain types of information that each Fund is likely to be required to provide pursuant to Sections 1(A) and 1(B) above, and each Fund hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN:

•	SEC filing classification of the Funds (i.e., small or large filer);

•	Identification of any data sourced from third parties;

•	Identification of any securities reported as Miscellaneous; and

•	Any Explanatory Notes included in N-PORT Section E.

2.      Each Fund acknowledges that it has provided to State Street all material assumptions used by the Funds or that are expected to be used by the Funds in connection with the completion of Form N-PORT and Form N-CEN and the provision of the Services and that it has approved all material assumptions used by State Street in the provision of the Services prior to the first use of the Services. The Funds will also be responsible for promptly notifying State Street of any changes in any such material assumptions previously notified to State Street by the Funds or otherwise previously approved by the Funds in connection with State Street provision of the Services. The Funds acknowledges that the completion of Form N-PORT and Form N-CEN and the provision of the Services and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

•	Investment classification of positions;

•	Assumptions necessary in converting data extracts;

•	General operational and process assumptions used by State Street in performing the Services; and

•	Assumptions specific to the Funds.

8

Each Fund hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Funds (and/or State Street on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas. The Funds and State Street shall confirm the material assumptions used in connection with the completion of Form N-PORT and Form N-CEN and the provisions of the Services.

3.	Each Fund acknowledges and agrees on the following matters:

(A)        It has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and the Fund has determined that the Services are suitable for its purposes. Except as otherwise provided in the Agreement, none of State Street or its Affiliates, nor their respective officers, directors, employees, representatives, agents or service providers (collectively, including State Street, “State Street Parties”) make any express or implied warranties or representations with respect to the Services.

(B)        It assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it. State Street is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and State Street is not providing any customization, guidance, or recommendations. Where the Fund uses Services to comply with any law, regulation, agreement, or other Fund obligation, State Street makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and State Street has no obligation of compliance with respect thereto.

(C)        It may use the (i) Services and (ii) work product (defined below) generated by State Street in connection with the Services (“N-PORT Work Product”), in each case, as follows: (a) for the internal business purpose of the Fund relating to the applicable Service (which, for the avoidance of doubt, shall not include any purpose prohibited in the following paragraph) or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT filing and a Form N-CEN update, including any Portfolio of Investments, if applicable. The Fund may also redistribute the N-PORT Work Product, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the N-PORT Work Product in connection with their relationship with the Fund (each a “Permitted Person”); provided, however, the Fund may not charge a fee, profit, or otherwise benefit from the redistribution of the N-PORT Work Product No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the N-PORT Work Product or any excerpted portion thereof. For the avoidance of doubt, N-PORT Work Product does not include (i) Fund confidential information that constitutes raw data of the Fund provided by or on behalf of the Fund and used by State Street to perform the Services, (ii) the as-filed versions of the Fund’s Form N-PORT, Form N-CEN

B5-9

and Portfolio of Investments filings, including the final responses to each item reported in the as-filed versions of the Fund’s Form N-PORT, Form N-CEN and Portfolio of Investments filings or (iii) any publicly-available equations, processes, methodologies or other standards required to be used in the preparation of Form N-PORT, Form N-CEN and Portfolio of Investments filings, such as publicly-available securities, tax and accounting rules, regulations and guidance or other standards otherwise available in the public domain. The term “work product” means any intellectual property conceived, created or produced by State Street, whether alone or jointly with others, in the course of performing the services under the Agreement, including any modifications, enhancements or derivative works thereof or based thereon.

Except as expressly provided in this Section 3(C), the Fund, any of its affiliates, or any of its or their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in the Fund or any Permitted Persons (collectively, including the Fund, the “Fund Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the N-PORT Work Product or any State Street-Located Data or Third Party Data contained therein, except to the extent that such State Street-Located Data or Third Party Data is embedded in the calculations presented in the N-PORT Work Product and not otherwise identifiable as State Street-Located Data or Third Party Data or the Fund has separate license rights with respect to the use of such State Street-Located Data or Third Party Data. Without limitation, Fund Parties shall not themselves nor permit any other person to in whole or in part to (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the N-PORT Work Product; (ii) make copies of the Services, the N-PORT Work Product or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the N-PORT Work Product for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the N-PORT Work Product to perform services for any third party, including for, to, or with consultants and independent contractors; (v) use the Services or the N-PORT Work Product in any way to compete or enable any third party to compete with State Street or its Affiliates; or (vi) attempt any of the foregoing or otherwise use the Services or the N-PORT Work Product for any purpose other than as expressly authorized under this Agreement.

The parties hereby acknowledge and agree that the Funds may independently (and without the use of the Services or the N-PORT Work Product) develop services and products similar to the Services or N-PORT Work Product and may move the Services from State Street pursuant to the terms of the Agreement. For the avoidance of doubt, nothing herein shall prohibit the Funds, the Fund Parties or any third party from using the following data and information in the development of such similar services or products: (i) Fund confidential information that constitutes raw data of the Fund provided by or on behalf of the Fund and used by State Street to perform the Services, (ii) the as-filed versions of the Fund’s Form N-PORT, Form N-CEN and Portfolio of Investments filings, including the final responses to each item reported in the as-filed versions of the Fund’s Form N-PORT, Form N-CEN and Portfolio of Investments filings or (iii) any publicly-available equations, processes, methodologies or other

10

standards required to be used in the preparation of Form N-PORT, Form N-CEN and Portfolio of Investments filings, such as publicly-available securities, tax and accounting rules, regulations and guidance or other standards otherwise available in the public domain.

(D)        The Fund has no rights or interests with respect to all or any part of the Services, the N-PORT Work Product or State Street’s confidential information, other than its use and redistribution rights expressly set forth in Section 3(C) herein. The Fund automatically and irrevocably assigns to State Street any right, title or interest that it has, or may be deemed to have, in the Services, the N-PORT Work Product or State Street’s confidential information. The parties hereby agree that any Fund Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with State Street (collectively, “Feedback”) shall not constitute Services, Fund confidential information or State Street confidential information and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the N-PORT Work Product or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Funds.

(F)        State Street may rely on Services-Related Data used in connection with the Services without independent verification. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

[Remainder of Page Intentionally Left Blank]

B5-11

ANNEX I

Further to the Administration Agreement dated as of December 31, 2018 between each management investment company identified on Schedule A to the Agreement (each a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (“State Street”), the Funds and State Street mutually agree to update this Annex 1 by adding/removing Funds and Portfolios as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type:
BlackRock California Municipal Series Trust	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
BlackRock California Municipal Opportunities Fund
BlackRock FundsSM
BlackRock Advantage Emerging Markets Fund
BlackRock Emerging Markets Equity Strategies Fund
BlackRock Global Long/Short Equity Fund
BlackRock Impact U.S. Equity Fund
BlackRock Total Emerging Markets Fund
iShares Developed Real Estate Index Fund
iShares Edge MSCI Min Vol EAFE Index Fund
iShares Edge MSCI Min Vol USA Index Fund
iShares Edge MSCI Multifactor Intl Index Fund
iShares Edge MSCI Multifactor USA Index Fund
iShares Edge MSCI USA Momentum Factor Index Fund
iShares Edge MSCI USA Quality Factor Index Fund
iShares Edge MSCI USA Size Factor Index Fund
iShares Edge MSCI USA Value Factor Index Fund
iShares MSCI Asia ex Japan Index Fund
iShares MSCI Developed World Index Fund
iShares Russell Mid-Cap Index Fund
iShares Russell Small/Mid-Cap Index Fund
iShares Short-Term TIPS Bond Index Fund
iShares Total U.S. Stock Market Index Fund
BlackRock Funds IV
BlackRock Alternative Capital Strategies Fund
BlackRock Impact Bond Fund
BlackRock Funds V
BlackRock Emerging Markets Bond Fund
BlackRock Emerging Markets Local Currency Bond Fund
BlackRock Mid Cap Dividend Series, Inc.
BlackRock Mid Cap Dividend Fund
BlackRock Municipal Bond Fund, Inc.
BlackRock High Yield Municipal Fund

12

BlackRock National Municipal Fund
BlackRock Short-Term Municipal Fund
BlackRock Municipal Series Trust
BlackRock Strategic Municipal Opportunities Fund
BlackRock Multi-State Municipal Series Trust
BlackRock New York Municipal Opportunities Fund
BlackRock Pennsylvania Municipal Bond Fund
FDP Series, Inc.
FDP BlackRock Equity Dividend Fund
FDP BlackRock Capital Appreciation Fund
FDP BlackRock International Fund
FDP Series II, Inc.
FDP BlackRock CoreAlpha Bond Fund
BlackRock Index Funds, Inc.
iShares MSCI EAFE International Index Fund
iShares Russell 2000 Small-Cap Index Fund
Quantitative Master Series, LLC
Master Small Cap Index Series
BlackRock 2022 Global Opportunity Income Trust
BlackRock Advantage Global Fund, Inc.
BlackRock Asian Dragon Fund, Inc.
BlackRock California Municipal 2018 Term Trust
BlackRock California Municipal Income Trust
BlackRock Core Bond Trust
BlackRock Corporate High Yield Fund, Inc.
BlackRock Credit Allocation Income Trust
BlackRock Debt Strategies Fund, Inc.
BlackRock Emerging Markets Fund, Inc.
BlackRock Energy and Resources Trust
BlackRock Enhanced Capital & Income Fund, Inc.
BlackRock Enhanced Equity Dividend Trust
BlackRock Enhanced Global Dividend Trust
BlackRock Enhanced Government Fund, Inc.
BlackRock Enhanced International Dividend Trust
BlackRock Equity Dividend Fund
BlackRock EuroFund
BlackRock Floating Rate Income Strategies Fund, Inc.
BlackRock Floating Rate Income Trust
BlackRock Florida Municipal 2020 Term Trust
BlackRock GA Disciplined Volatility Equity Fund

B5-13

BlackRock GA Enhanced Equity Fund
BlackRock Global Allocation Fund, Inc.
BlackRock Health Sciences Trust
BlackRock Income Trust, Inc.
BlackRock Investment Quality Municipal Trust, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Limited Duration Income Trust
BlackRock Long Horizon Equity Fund
BlackRock Long-Term Municipal Advantage Trust
BlackRock Maryland Municipal Bond Trust
BlackRock Massachusetts Tax-Exempt Trust
BlackRock Multi-Sector Income Trust
BlackRock Multi-Sector Opportunities Trust Series
BlackRock Municipal 2018 Term Trust
BlackRock Municipal 2020 Term Trust
BlackRock Municipal 2030 Target Term Trust
BlackRock Municipal Bond Trust
BlackRock Municipal Income Investment Quality Trust
BlackRock Municipal Income Investment Trust
BlackRock Municipal Income Quality Trust
BlackRock Municipal Income Trust
BlackRock Municipal Income Trust II
BlackRock Muni Intermediate Duration Fund, Inc.
BlackRock Muni New York Intermediate Duration Fund, Inc.
BlackRock MuniAssets Fund, Inc.
BlackRock MuniEnhanced Fund, Inc.
BlackRock MuniHoldings California Quality Fund, Inc.
BlackRock MuniHoldings Fund, Inc.
BlackRock MuniHoldings Fund II, Inc.
BlackRock MuniHoldings Investment Quality Fund
BlackRock MuniHoldings New Jersey Quality Fund, Inc.
BlackRock MuniHoldings New York Quality Fund, Inc.
BlackRock MuniHoldings Quality Fund, Inc.
BlackRock MuniHoldings Quality Fund II, Inc.
BlackRock MuniVest Fund, Inc.
BlackRock MuniVest Fund II, Inc.
BlackRock MuniYield Arizona Fund, Inc.
BlackRock MuniYield California Fund, Inc.
BlackRock MuniYield California Quality Fund, Inc.
BlackRock MuniYield Fund, Inc.
BlackRock MuniYield Investment Fund
BlackRock MuniYield Investment Quality Fund
BlackRock MuniYield Michigan Quality Fund, Inc.

14

BlackRock MuniYield New Jersey Fund, Inc.
BlackRock MuniYield New York Quality Fund, Inc.
BlackRock MuniYield Pennsylvania Quality Fund
BlackRock MuniYield Quality Fund, Inc.
BlackRock MuniYield Quality Fund II, Inc.
BlackRock MuniYield Quality Fund III, Inc.
BlackRock Natural Resources Trust
BlackRock New York Municipal Income Quality Trust
BlackRock New York Municipal 2018 Term Trust
BlackRock New York Municipal Bond Trust
BlackRock New York Municipal Income Trust
BlackRock New York Municipal Income Trust II
BlackRock Resources and Commodities Strategy Trust
BlackRock Science & Technology Trust
BlackRock Strategic Global Bond, Inc.
BlackRock Strategic Municipal Trust
BlackRock Taxable Municipal Bond Trust
BlackRock Utilities, Infrastructure & Power Opportunities Trust
BlackRock Virginia Municipal Bond Trust
BlackRock Funds III
BlackRock LifePath Dynamic Retirement Portfolio
BlackRock LifePath Dynamic 2020 Portfolio
BlackRock LifePath Dynamic 2025 Portfolio
BlackRock LifePath Dynamic 2030 Portfolio
BlackRock LifePath Dynamic 2035 Portfolio
BlackRock LifePath Dynamic 2040 Portfolio
BlackRock LifePath Dynamic 2045 Portfolio
BlackRock LifePath Dynamic 2050 Portfolio
BlackRock LifePath Dynamic 2055 Portfolio
BlackRock LifePath Dynamic 2060 Portfolio
BlackRock LifePath Index Retirement Portfolio
BlackRock LifePath Index 2020 Portfolio
BlackRock LifePath Index 2025 Portfolio
BlackRock LifePath Index 2030 Portfolio
BlackRock LifePath Index 2035 Portfolio
BlackRock LifePath Index 2040 Portfolio
BlackRock LifePath Index 2045 Portfolio
BlackRock LifePath Index 2050 Portfolio
BlackRock LifePath Index 2055 Portfolio
BlackRock LifePath Index 2060 Portfolio
iShares Russell 1000 Large-Cap Index Fund

B5-15

iShares S&P 500 Index Fund
iShares MSCI Total International Index Fund
iShares U.S. Aggregate Bond Index Fund
Master Investment Portfolio
Active Stock Master Portfolio
International Tilts Master Portfolio
Large Cap Index Master Portfolio
LifePath Dynamic Retirement Master Portfolio
LifePath Dynamic 2020 Master Portfolio
LifePath Dynamic 2025 Master Portfolio
LifePath Dynamic 2030 Master Portfolio
LifePath Dynamic 2035 Master Portfolio
LifePath Dynamic 2040 Master Portfolio
LifePath Dynamic 2045 Master Portfolio
LifePath Dynamic 2050 Master Portfolio
LifePath Dynamic 2055 Master Portfolio
LifePath Dynamic 2060 Master Portfolio
LifePath Index Retirement Master Portfolio
LifePath Index 2020 Master Portfolio
LifePath Index 2025 Master Portfolio
LifePath Index 2030 Master Portfolio
LifePath Index 2035 Master Portfolio
LifePath Index 2040 Master Portfolio
LifePath Index 2045 Master Portfolio
LifePath Index 2050 Master Portfolio
LifePath Index 2055 Master Portfolio
LifePath Index 2060 Master Portfolio
S&P 500 Index Master Portfolio
Total International ex-U.S. Index Master
BlackRock Funds VI
BlackRock CoreAlpha Bond Fund
Master Investment Portfolio II
CoreAlpha Bond Master Portfolio

Form N-CEN Services
BlackRock California Municipal Series Trust
BlackRock FundsSM
BlackRock Funds II
BlackRock Funds III
BlackRock Funds IV

BlackRock Funds V
BlackRock Mid Cap Dividend Series, Inc.
BlackRock Municipal Bond Fund, Inc.
BlackRock Municipal Series Trust
BlackRock Multi-State Municipal Series Trust
FDP Series, Inc.
FDP Series II, Inc.
iShares Index Funds, Inc.
Quantitative Master Series, LLC
BlackRock 2022 Global Income Opportunity Trust
BlackRock Advantage Global Fund, Inc.
BlackRock Asian Dragon Fund, Inc.
BlackRock California Municipal 2018 Term Trust
BlackRock California Municipal Income Trust
BlackRock Core Bond Trust
BlackRock Corporate High Yield Fund VI, Inc.
BlackRock Credit Allocation Income Trust
BlackRock Debt Strategies Fund, Inc.
BlackRock Emerging Markets Fund, Inc.
BlackRock Energy and Resources Trust
BlackRock Enhanced Capital & Income Fund, Inc.
BlackRock Enhanced Equity Dividend Trust
BlackRock Enhanced Global Dividend Trust
BlackRock Enhanced Government Fund, Inc.
BlackRock Enhanced International Dividend Trust
BlackRock Equity Dividend Fund
BlackRock EuroFund
BlackRock Floating Rate Income Fund, Inc.
BlackRock Floating Rate Income Trust
BlackRock Florida Municipal 2020 Term Trust
BlackRock GA Disciplined Volatility Equity Fund
BlackRock GA Enhanced Equity Fund
BlackRock Global Allocation Fund, Inc.
BlackRock Health Sciences Trust
BlackRock Income Trust, Inc.
BlackRock Investment Quality Municipal Trust, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Limited Duration Income Trust
BlackRock Long Horizon Equity Fund
BlackRock Long-Term Municipal Advantage Trust
BlackRock Maryland Municipal Bond Trust

B5-17

BlackRock Massachusetts Tax-Exempt Trust
BlackRock Multi-Sector Income Trust
BlackRock Multi-Sector Opportunities Trust
BlackRock Municipal 2018 Term Trust
BlackRock Municipal 2020 Term Trust
BlackRock Municipal 2030 Target Term Trust
BlackRock Municipal Bond Trust
BlackRock Municipal Income Investment Quality Trust
BlackRock Municipal Income Investment Trust
BlackRock Municipal Income Quality Trust
BlackRock Municipal Income Trust
BlackRock Municipal Income Trust II
BlackRock Muni Intermediate Duration Fund, Inc.
BlackRock Muni New York Intermediate Duration Fund, Inc.
BlackRock MuniAssets Fund, Inc.
BlackRock MuniEnhanced Fund, Inc.
BlackRock MuniHoldings California Quality Fund, Inc.
BlackRock MuniHoldings Fund, Inc.
BlackRock MuniHoldings Fund II, Inc.
BlackRock MuniHoldings Investment Quality Fund, Inc.
BlackRock MuniHoldings New Jersey Quality Fund, Inc.
BlackRock MuniHoldings New York Quality Fund, Inc.
BlackRock MuniHoldings Quality Fund, Inc.
BlackRock MuniHoldings Quality Fund II, Inc.
BlackRock MuniVest Fund, Inc.
BlackRock MuniVest Fund II, Inc.
BlackRock MuniYield Arizona Fund, Inc.
BlackRock MuniYield California Fund, Inc.
BlackRock MuniYield California Quality Fund, Inc.
BlackRock MuniYield Fund, Inc.
BlackRock MuniYield Investment Fund, Inc.
BlackRock MuniYield Investment Quality Fund, Inc.
BlackRock MuniYield Michigan Quality Fund, Inc.
BlackRock MuniYield New Jersey Fund, Inc.
BlackRock MuniYield New York Quality Fund, Inc.
BlackRock MuniYield Pennsylvania Quality Fund
BlackRock MuniYield Quality Fund, Inc.
BlackRock MuniYield Quality Fund II, Inc.
BlackRock MuniYield Quality Fund III, Inc.
BlackRock Natural Resources Trust
BlackRock New York Municipal Income Quality Trust
BlackRock New York Municipal 2018 Term Trust
BlackRock New York Municipal Bond Trust

BlackRock New York Municipal Income Trust
BlackRock New York Municipal Income Trust II
BlackRock Resources and Commodities Strategy Trust
BlackRock Science & Technology Trust
BlackRock Strategic Global Bond
BlackRock Strategic Municipal Trust
BlackRock Taxable Municipal Bond Trust
BlackRock Utilities, Infrastructure & Power Opportunities Trust
BlackRock Virginia Municipal Bond Trust
BlackRock Funds III
Master Investment Portfolio
BlackRock Funds VI
Master Investment Portfolio II

B5-19

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex I as of the last signature date set forth below.

EACH MANAGEMENT INVESTMENT COMPANY IDENTIFIED ON SCHEDULE A TO THE AGREEMENT

By:
Name: Neal J. Andrews
Title: Chief Financial Officer

STATE STREET BANK AND TRUST COMPANY

By:
Name: Andrew Erickson
Title: Executive Vice President

SCHEDULE B7

Fund Accounting Services

State Street shall maintain the books of account of each Fund and shall perform the following duties in the manner prescribed by such Fund’s Governing Documents:

a.	Record general ledger entries;

b.	Accrue/calculate daily expenses;

c.	Calculate daily net income;

d.	Reconcile daily activity to the trial balance;

e.	Calculate and publish daily net asset value (“NAV”);

f.	Prepare account balances; and

g.

Provide such other accounting services as directed by the Funds, and mutually agreed upon by State Street, which may be required to enable each Fund to maintain its books and records in compliance with applicable law and generally accepted accounting principles.

Each Fund shall provide timely prior notice to State Street of any modification in the manner in which such calculations are to be performed as prescribed in any revision to such Fund’s Governing Documents. For purposes of calculating the net asset value of a Fund, State Street shall value the Fund’s portfolio securities utilizing prices obtained from authorized Price Sources, or as directed on behalf the Funds. State Street shall not be responsible for any revisions to calculation methods unless such revisions are communicated in writing to State Street by the Fund Board.

B5-21